WesBanco Announces First Quarter 2021 Financial Results

Wheeling, WV, April 27, 2021 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2021.  Net income available to common shareholders for the period was $70.6 million, with diluted earnings per share of $1.05, compared to $23.4 million and $0.35 per diluted share, respectively, for the first quarter of 2020.  Net income available to common shareholders excluding after-tax restructuring and merger-related expenses for the three months ended March 31, 2021, was $71.3 million, or $1.06 per diluted share, as compared to $27.5 million and $0.41 per diluted share, respectively, in the prior year quarter (non-GAAP measures).

	For the Three Months Ended March 31,
	2021		2020
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$71,256	$1.06	$27,476	$0.41
Less: After tax restructuring and merger-related expenses	(672)	(0.01)	(4,080)	(0.06)
Net income available to common shareholders (GAAP)	$70,584	$1.05	$23,396	$0.35
(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.

WesBanco believes that pre-tax, pre-provision income (non-GAAP measure) provides a more comparable year-over-year measure as it removes the provision for credit losses to improve comparability from quarter-to-quarter due to the CECL accounting standard. For the three months ended March 31, 2021, pre-tax, pre-provision income, excluding restructuring and merger-related expenses, increased 3.6% year-over-year to $64.2 million compared to $62.0 million for the prior period.  In addition, on the same basis, the return on average assets was 1.57% for the three month period ending March 31, 2021.  WesBanco believes that these non-GAAP financial measures are useful to investors as they enhance investors’ understanding of the Company’s business and performance.

Financial and operational highlights during the quarter ended March 31, 2021:

•	Strong year-over-year growth in pre-tax, pre-provision income (non-GAAP measure)
•	Continued expense management demonstrated by a year-to-date efficiency ratio of 56.71% (non-GAAP measure)
•	Improving macro-economic factors utilized in the CECL calculation drove both the net benefit in the provision for credit losses and the reduction in allowance for credit losses during the quarter
•

Key credit quality metrics such as non-performing assets, past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)

•	Total loan growth was 3.4% year-over-year, driven by WesBanco’s support of businesses impacted by the pandemic through the Small Business Administration’s Payroll Protection Program (“SBA PPP”)
•	Deposit growth, excluding certificates of deposit, was 28.9% year-over-year, driven by growth in demand deposits
•	Trust assets under management totaled a record $5.2 billion, driven by both market appreciation and organic growth
•	WesBanco is a well-capitalized financial institution with solid liquidity and a strong balance sheet
•

On April 22, 2021, WesBanco’s Board of Directors authorized the adoption of a new stock repurchase program, which, when combined with the remainder of the previous authorization, represents approximately 5% of outstanding shares

“We are pleased with WesBanco’s performance during the first quarter of 2021 as we are in the early stages of emerging from the pandemic,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  “I am proud of our entire organization as it has worked tirelessly to serve our customers and communities throughout the past year.  Their outstanding efforts led to WesBanco Bank recently being named, for the third year in a row, one of the world’s best banks in an independent ranking based solely on customer satisfaction and feedback.  This exceptional ranking is in addition to being named one of the fifteen best banks in America by Forbes magazine, which represents our eleventh year making the list since its inception in 2010.”

Mr. Clossin added, “I would also like to recognize Abdul Muhammad, our Senior Vice President and Regional Manager of Residential Lending.  In addition to his chairing our Diversity, Equity, and Inclusion Council, he was recently appointed as one of the eight members of the Federal Reserve Bank of Cleveland’s Equity and Inclusion Advisory Council.  We are excited about our opportunities for the upcoming year as we build upon our well-defined, long-term strategies by leveraging the efforts of Abdul and our Council to further the principles of diversity and inclusion across not just WesBanco but also our communities.”

Balance Sheet

Portfolio loans of $10.7 billion as of March 31, 2021 increased 3.4% when compared to the prior year period, due primarily to participation in the SBA PPP, which totaled approximately 7,750 loans for $824 million.  During the first quarter, approximately 2,330 customers applied for and received forgiveness of their Round 1 SBA PPP loans totaling $223 million; while our lenders assisted more than 3,240 businesses with Round 2 SBA PPP loans totaling approximately $344 million.

Total deposits increased 20.3% year-over-year to $13.3 billion due primarily to CARES Act stimulus funds received and increased personal savings, which more than offset a $384.2 million reduction in certificates of deposit.  Deposits, excluding CDs, increased 28.9% year-over-year, driven by a 36.0% increase in total demand deposits, which represent approximately 57% of total deposits.

Credit Quality

As of March 31, 2021, total loans past due, non-performing loans, and non-performing assets as percentages of the portfolio and total assets have remained relatively low and consistent throughout the last five quarters.  Furthermore, on a sequential quarter-basis as compared to the quarter ending December 31, 2020, total loans past due declined $7.0 million, total non-performing assets decreased $2.8 million, and total criticized and classified loans declined $39.0 million. In addition, annualized net loan charge-offs to average loans remained low for the quarter at two basis points.  Reflecting improved macroeconomic factors in the CECL calculation, the allowance for credit losses specific to total portfolio loans at March 31, 2021 was $160.0 million, or 1.50% of total loans; or, when excluding SBA PPP loans, 1.62% of total portfolio loans.  Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.34% of total loans.  The improved factors resulted in a negative provision for credit losses of $28.0 million for the first quarter of 2021.

Net Interest Margin and Income

The net interest margin of 3.27% for the first quarter of 2021 decreased four and 27 basis points, respectively, from the fourth and first quarters of 2020, primarily due to the lower interest rate environment.  As a result of higher cash balances from additional stimulus funds received by our customers and their higher personal savings creating extra liquidity, investment securities increased by $0.9 billion during the first quarter, mostly during March.  Reflecting the significantly lower interest rate environment, we aggressively reduced our deposit rates throughout the past year, which helped to lower deposit funding costs 35 basis points year-over-year to 20 basis points for the first quarter of 2021, or 14 basis points when including non-interest bearing deposits.  Further, we lowered the cost of FHLB borrowings 25 basis points year-over-year as we reduced first quarter average borrowings by $1.0 billion, or 66.8%, year-over-year to $0.5 billion, which have a remaining average life of less than one year.  Accretion from acquisitions benefited the first quarter net interest margin by 13 basis points, as compared to 22 basis points in the prior year period and 16 basis points during the fourth quarter of 2020.  Lastly, the forgiveness of existing and funding of new SBA PPP loans benefited the first quarter of 2021 net interest margin by a net 11 basis points, and will positively impact the net interest margin as the loans are forgiven during the next couple of quarters.

Net interest income decreased $3.7 million, or 3.1%, during the first quarter of 2021, as compared to the same quarter of 2020, reflecting lower loan yields due to repricing of existing loans and lower new offered rates in the current market environment, lower related accretion from purchase accounting, and lower rates on investment securities partially offset by lower interest on deposits and borrowings as described above.

Non-Interest Income

For the first quarter of 2021, non-interest income of $33.2 million increased $5.2 million, or 18.6%, from the first quarter of 2020, driven primarily by mortgage banking income and higher commercial customer loan swap-related income, which were partially offset by lower service charges on deposits and net securities gains.  Reflecting the low interest rate environment and organic growth, mortgage banking fees increased $3.0 million, or 234.2%, compared to the prior year period, net of fair value adjustments, as residential mortgage origination dollar volume increased approximately 50% year-over-year, with roughly 60% of those originations sold into the secondary market.  Loan swap-related income was $4.7 million, an increase of $4.8 million year-over-year, primarily the result of $2.8 million of fair market value adjustments in the current period as compared to a negative $2.8 million adjustment last year.  Service charges on deposits were lower due to higher consumer deposits associated with the three rounds of stimulus to-date and lower general consumer spending, resulting in fewer eligible account fees.

WesBanco has jointly executed a purchase agreement in which Pueblo Bank and Trust (“PB&T”) will acquire WesBanco’s non-essential debit card sponsorship portfolio of clients, which was acquired as part of its Old Line Bancshares, Inc. merger.  The all-cash purchase price is for a maximum of $2.8 million, which will be paid monthly over a two-year period based on a 50%-50% split of the monthly gross revenue earned by PB&T.

Non-Interest Expense

Total operating expenses continued to be well-controlled through company-wide efforts to effectively manage discretionary costs and full-time equivalent employee counts, as demonstrated by a year-to-date efficiency ratio of 56.71%.  Excluding restructuring and merger-related expenses, non-interest expense for the three months ended March 31, 2021 decreased $0.7 million, or 0.8%, to $85.5 million compared to the prior year period, primarily due to lower salaries and wages from the recent financial center closures, as well as continuing cost control measures over certain discretionary expenses.  Marketing expense for the first quarter of 2021 increased $1.2 million, or 109.5%, year-over-year due to increased product advertising and brand awareness campaigns that were delayed from 2020 due to the COVID-19 pandemic.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At March 31, 2021, Tier I leverage was 10.74%, Tier I risk-based capital ratio was 14.95%, common equity Tier 1 capital ratio (“CET 1”) was 13.65%, and total risk-based capital was 17.58%.

On April 22, 2021, WesBanco’s Board of Directors authorized the adoption of a new stock repurchase plan for the purchase of up to an additional 1.7 million shares of WesBanco common stock from time to time on the open market.  This new stock repurchase authorization is in addition to the existing stock repurchase program approved by WesBanco’s Board of Directors on December 19, 2019 which has approximately 1.7 million shares remaining for repurchase and will continue to be utilized until such authorization is completed.  The combination of these two authorizations represents approximately 5.0% of outstanding shares.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the first quarter of 2021 at 10:00 a.m. ET on Wednesday, April 28, 2021.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10150967.  The replay will begin at approximately 12:00 p.m. ET on April 28, and end at 12 a.m. ET on May 12.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2020 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity.  WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel.  Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share.  Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively.  In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $5.2 billion of assets under management (as of March 31, 2021).  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 212 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia.  Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE:  WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
	2021	2020	% Change
Interest and dividend income
Loans, including fees	$109,358	$119,503	(8.5)
Interest and dividends on securities:
Taxable	11,127	16,986	(34.5)
Tax-exempt	3,910	4,456	(12.3)
Total interest and dividends on securities	15,037	21,442	(29.9)
Other interest income	659	1,503	(56.2)
Total interest and dividend income	125,054	142,448	(12.2)
Interest expense
Interest bearing demand deposits	1,043	3,394	(69.3)
Money market deposits	578	2,352	(75.4)
Savings deposits	264	923	(71.4)
Certificates of deposit	2,370	4,054	(41.5)
Total interest expense on deposits	4,255	10,723	(60.3)
Federal Home Loan Bank borrowings	2,414	8,232	(70.7)
Other short-term borrowings	118	870	(86.4)
Subordinated debt and junior subordinated debt	1,789	2,461	(27.3)
Total interest expense	8,576	22,286	(61.5)
Net interest income	116,478	120,162	(3.1)
Provision for credit losses	(27,958)	29,821	(193.8)
Net interest income after provision for credit losses	144,436	90,341	59.9
Non-interest income
Trust fees	7,631	6,952	9.8
Service charges on deposits	4,894	6,617	(26.0)
Electronic banking fees	4,365	4,254	2.6
Net securities brokerage revenue	1,524	1,679	(9.2)
Bank-owned life insurance	1,709	1,769	(3.4)
Mortgage banking income	4,264	1,276	234.2
Net securities gains	279	1,491	(81.3)
Net gain on other real estate owned and other assets	175	169	3.6
Other income	8,367	3,802	120.1
Total non-interest income	33,208	28,009	18.6
Non-interest expense
Salaries and wages	36,890	38,910	(5.2)
Employee benefits	10,266	10,373	(1.0)
Net occupancy	7,177	7,084	1.3
Equipment	6,765	6,039	12.0
Marketing	2,384	1,138	109.5
FDIC insurance	1,282	2,113	(39.3)
Amortization of intangible assets	2,896	3,374	(14.2)
Restructuring and merger-related expense	851	5,164	(83.5)
Other operating expenses	17,816	17,138	4.0
Total non-interest expense	86,327	91,333	(5.5)
Income before provision for income taxes	91,317	27,017	238.0
Provision for income taxes	18,202	3,621	402.7
Net Income	73,115	23,396	212.5
Preferred stock dividends	2,531	-	100.0
Net income available to common shareholders	$70,584	$23,396	201.7

Taxable equivalent net interest income	$117,517	$121,346	(3.2)

Per common share data
Net income per common share - basic	$1.05	$0.35	200.0
Net income per common share - diluted	1.05	0.35	200.0
Net income per common share - diluted, excluding certain items (1)(2)	1.06	0.41	158.5
Dividends declared	0.33	0.32	3.1
Book value (period end)	39.25	38.56	1.8
Tangible book value (period end) (1)	22.21	21.36	4.0
Average common shares outstanding - basic	67,263,714	67,486,550	(0.3)
Average common shares outstanding - diluted	67,355,418	67,587,446	(0.3)
Period end common shares outstanding	67,282,134	67,058,155	0.3
Period end preferred shares outstanding	150,000	-	100.0

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2021	2020	% Change
Return on average assets	1.72%	0.60%	186.67%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	1.74	0.70	148.57
Return on average equity	10.33	3.63	184.57
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	10.43	4.26	144.84
Return on average tangible equity (1)	18.22	7.07	157.71
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	18.39	8.18	124.82
Return on average tangible common equity (1)	20.00	7.07	182.89
Return on average tangible common equity, excluding
after-tax restructuring and merger-related expenses (1)	20.18	8.18	146.70
Yield on earning assets (2)	3.51	4.19	(16.23)
Cost of interest bearing liabilities	0.37	0.91	(59.34)
Net interest spread (2)	3.14	3.28	(4.27)
Net interest margin (2)	3.27	3.54	(7.63)
Efficiency (1) (2)	56.71	57.69	(1.70)
Average loans to average deposits	85.27	94.61	(9.87)
Annualized net loan charge-offs/average loans	0.02	0.18	(88.89)
Effective income tax rate	19.93	13.40	48.73

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2021	2020	2020	2020	2020
Return on average assets	1.72%	1.21%	0.98%	0.11%	0.60%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	1.74	1.22	1.05	0.12	0.70
Return on average equity	10.33	7.28	6.17	0.69	3.63
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	10.43	7.33	6.60	0.75	4.26
Return on average tangible equity (1)	18.22	13.18	11.56	1.98	7.07
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	18.39	13.28	12.31	2.08	8.18
Return on average tangible common equity (1)	20.00	14.49	12.21	1.98	7.07
Return on average tangible common equity, excluding				.
after-tax restructuring and merger-related expenses (1)	20.18	14.60	13.00	2.08	8.18
Yield on earning assets (2)	3.51	3.61	3.66	3.75	4.19
Cost of interest bearing liabilities	0.37	0.45	0.53	0.63	0.91
Net interest spread (2)	3.14	3.16	3.13	3.12	3.28
Net interest margin (2)	3.27	3.31	3.31	3.32	3.54
Efficiency (1) (2)	56.71	57.06	55.23	55.57	57.69
Average loans to average deposits	85.27	89.64	90.88	91.87	94.61
Annualized net loan charge-offs and recoveries /average loans	0.02	0.02	(0.00)	0.07	0.18
Effective income tax rate	19.93	18.13	15.66	0.93	13.40
Trust assets, market value at period end	$5,244,370	$5,025,565	$4,649,054	$4,487,042	$4,082,141

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares)

					% Change
	March 31,			December 31,	December 31, 2020
Balance sheets	2021	2020	% Change	2020	to March 31, 2021
Assets
Cash and due from banks	$209,040	$183,138	14.1	$184,361	13.4
Due from banks - interest bearing	550,008	410,734	33.9	721,086	(23.7)
Securities:
Equity securities, at fair value	13,123	11,230	16.9	13,047	0.6
Available-for-sale debt securities, at fair value	2,775,212	2,262,082	22.7	1,978,136	40.3
Held-to-maturity debt securities (fair values of $839,872; $841,120 and $768,183, respectively)	813,740	814,414	(0.1)	731,212	11.3
Allowance for credit losses, held-to-maturity debt securities	(290)	(236)	(22.9)	(326)	11.0
Net held-to-maturity debt securities	813,450	814,178	(0.1)	730,886	11.3
Total securities	3,601,785	3,087,490	16.7	2,722,069	32.3
Loans held for sale	153,520	48,021	219.7	168,378	(8.8)
Portfolio loans:
Commercial real estate	5,712,742	5,604,405	1.9	5,705,392	0.1
Commercial and industrial	2,422,735	1,801,751	34.5	2,407,438	0.6
Residential real estate	1,644,422	1,929,590	(14.8)	1,720,961	(4.4)
Home equity	634,018	650,754	(2.6)	646,387	(1.9)
Consumer	289,395	363,096	(20.3)	309,055	(6.4)
Total portfolio loans, net of unearned income	10,703,312	10,349,596	3.4	10,789,233	(0.8)
Allowance for credit losses - loans	(160,040)	(114,272)	(40.1)	(185,827)	13.9
Net portfolio loans	10,543,272	10,235,324	3.0	10,603,406	(0.6)
Premises and equipment, net	239,863	258,200	(7.1)	249,421	(3.8)
Accrued interest receivable	68,896	43,960	56.7	66,790	3.2
Goodwill and other intangible assets, net	1,160,195	1,170,070	(0.8)	1,163,091	(0.2)
Bank-owned life insurance	307,747	301,270	2.1	306,038	0.6
Other assets	223,462	257,365	(13.2)	240,970	(7.3)
Total Assets	$17,057,788	$15,995,572	6.6	$16,425,610	3.8
Liabilities
Deposits:
Non-interest bearing demand	$4,460,049	$3,191,713	39.7	$4,070,835	9.6
Interest bearing demand	3,126,186	2,388,406	30.9	2,839,536	10.1
Money market	1,771,703	1,539,835	15.1	1,685,927	5.1
Savings deposits	2,373,987	1,984,057	19.7	2,214,565	7.2
Certificates of deposit	1,555,074	1,939,321	(19.8)	1,618,510	(3.9)
Total deposits	13,286,999	11,043,332	20.3	12,429,373	6.9
Federal Home Loan Bank borrowings	433,984	1,585,608	(72.6)	549,003	(21.0)
Other short-term borrowings	137,218	333,966	(58.9)	241,950	(43.3)
Subordinated debt and junior subordinated debt	192,430	192,008	0.2	192,291	0.1
Total borrowings	763,632	2,111,582	(63.8)	983,244	(22.3)
Accrued interest payable	3,224	7,667	(57.9)	4,314	(25.3)
Other liabilities	218,411	246,931	(11.5)	251,942	(13.3)
Total Liabilities	14,272,266	13,409,512	6.4	13,668,873	4.4
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized in 2021 and 2020, respectively; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding at March 31, 2021 and December 31, 2020 and 0 shares issued and outstanding at March 31, 2020, respectively.	144,484	-	100.0	144,484	(0.0)
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2021 and 2020, respectively; 68,081,306, 68,078,116 and 68,081,306 shares issued, respectively; 67,282,134, 67,058,155 and 67,254,706 shares outstanding, respectively	141,834	141,827	0.0	141,834	-
Capital surplus	1,636,103	1,638,122	(0.1)	1,634,815	0.1
Retained earnings	879,786	800,064	10.0	831,688	5.8
Treasury stock (799,172, 1,019,961 and 826,600 shares - at cost, respectively)	(24,989)	(33,714)	25.9	(25,949)	3.7
Accumulated other comprehensive income	9,803	41,141	(76.2)	31,359	(68.7)
Deferred benefits for directors	(1,499)	(1,380)	(8.6)	(1,494)	(0.3)
Total Shareholders' Equity	2,785,522	2,586,060	7.7	2,756,737	1.0
Total Liabilities and Shareholders' Equity	$17,057,788	$15,995,572	6.6	$16,425,610	3.8

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended March 31,
	2021		2020
Average balance sheet and net interest margin analysis	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$776,245	0.09%	$133,532	1.21%
Loans, net of unearned income (1)	10,890,370	4.07	10,375,187	4.63
Securities: (2)
Taxable	2,306,320	1.96	2,576,668	2.65
Tax-exempt (3)	580,199	3.46	646,587	3.51
Total securities	2,886,519	2.26	3,223,255	2.82
Other earning assets	33,240	5.89	69,581	6.37
Total earning assets (3)	14,586,374	3.51%	13,801,555	4.19%
Other assets	2,049,884		1,983,384
Total Assets	$16,636,258		$15,784,939

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$2,970,766	0.14%	$2,342,441	0.58%
Money market accounts	1,725,561	0.14	1,543,763	0.61
Savings deposits	2,290,657	0.05	1,953,487	0.19
Certificates of deposit	1,584,152	0.61	1,989,450	0.82
Total interest bearing deposits	8,571,136	0.20	7,829,141	0.55
Federal Home Loan Bank borrowings	488,388	2.00	1,471,175	2.25
Other borrowings	191,676	0.25	336,042	1.04
Subordinated debt and junior subordinated debt	192,341	3.77	198,494	4.99
Total interest bearing liabilities (4)	9,443,541	0.37%	9,834,852	0.91%
Non-interest bearing demand deposits	4,200,793		3,137,279
Other liabilities	221,508		218,739
Shareholders' equity	2,770,416		2,594,069
Total Liabilities and Shareholders' Equity	$16,636,258		$15,784,939
Taxable equivalent net interest spread		3.14%		3.28%
Taxable equivalent net interest margin		3.27%		3.54%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $8.2 million and $0.7 million for the three months ended March 31, 2021 and 2020, respectively. PPP loan fees, which are included as part of total loan fees, were $7.9 million for the three months ended March 31, 2021.  Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $3.5 million and $4.1 million for the three months ended March 31, 2021 and 2020, respectively.

(2)Average yields on available-for-sale securities are calculated based on amortized cost.

(3)Taxable equivalent basis is calculated on tax-exempt securities using a federal statutory rate of 21% for each period presented.

(4)Accretion on interest bearing liabilities acquired from the prior acquisitions was $1.1 million and $3.4 million for the three months ended March 31, 2021 and 2020, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Statement of Income	2021	2020	2020	2020	2020
Interest and dividend income
Loans, including fees	$109,358	$114,582	$116,524	$115,068	$119,503
Interest and dividends on securities:
Taxable	11,127	10,892	11,669	14,047	16,986
Tax-exempt	3,910	4,059	4,182	4,302	4,456
Total interest and dividends on securities	15,037	14,951	15,851	18,349	21,442
Other interest income	659	945	1,282	1,277	1,503
Total interest and dividend income	125,054	130,478	133,657	134,694	142,448
Interest expense
Interest bearing demand deposits	1,043	1,099	1,225	1,350	3,394
Money market deposits	578	678	707	879	2,352
Savings deposits	264	280	303	297	923
Certificates of deposit	2,370	2,797	3,197	3,514	4,054
Total interest expense on deposits	4,255	4,854	5,432	6,040	10,723
Federal Home Loan Bank borrowings	2,414	3,719	5,457	7,293	8,232
Other short-term borrowings	118	275	304	279	870
Subordinated debt and junior subordinated debt	1,789	1,918	1,871	2,069	2,461
Total interest expense	8,576	10,766	13,064	15,681	22,286
Net interest income	116,478	119,712	120,593	119,013	120,162
Provision for credit losses	(27,958)	(209)	16,288	61,841	29,821
Net interest income after provision for credit losses	144,436	119,921	104,305	57,172	90,341
Non-interest income
Trust fees	7,631	6,754	6,426	6,202	6,952
Service charges on deposits	4,894	5,671	5,332	4,323	6,617
Electronic banking fees	4,365	4,424	4,780	4,066	4,254
Net securities brokerage revenue	1,524	1,402	1,725	1,384	1,679
Bank-owned life insurance	1,709	1,750	2,088	1,752	1,769
Mortgage banking income	4,264	5,442	8,488	7,531	1,276
Net securities gains	279	691	787	1,299	1,491
Net gain / (loss) on other real estate owned and other assets	175	18	(19)	(66)	169
Other income	8,367	6,553	5,005	6,369	3,802
Total non-interest income	33,208	32,705	34,612	32,860	28,009
Non-interest expense
Salaries and wages	36,890	39,140	38,342	36,773	38,910
Employee benefits	10,266	10,608	10,604	10,138	10,373
Net occupancy	7,177	6,771	7,092	6,634	7,084
Equipment	6,765	6,810	6,229	5,722	6,039
Marketing	2,384	1,675	1,577	1,567	1,138
FDIC insurance	1,282	1,278	1,948	2,395	2,113
Amortization of intangible assets	2,896	3,327	3,346	3,365	3,374
Restructuring and merger-related expense	851	484	3,608	468	5,164
Other operating expenses	17,816	17,976	17,198	18,440	17,138
Total non-interest expense	86,327	88,069	89,943	85,502	91,333
Income before provision for income taxes	91,317	64,557	48,974	4,530	27,017
Provision for income taxes	18,202	11,703	7,669	42	3,621
Net Income	73,115	52,854	41,305	4,488	23,396
Preferred stock dividends	2,531	2,643.75	-	-	-
Net income available to common shareholders	$70,584	$50,210	$41,305	$4,488	$23,396

Taxable equivalent net interest income	$117,517	$120,790	$121,705	$120,156	$121,346

Per common share data
Net income per common share - basic	$1.05	$0.75	$0.61	$0.07	$0.35
Net income per common share - diluted	1.05	0.75	0.61	0.07	0.35
Net income per common share - diluted, excluding certain items (1)(2)	1.06	0.76	0.66	0.07	0.41
Dividends declared	0.33	0.32	0.32	0.32	0.32
Book value (period end)	39.25	38.84	38.51	38.23	38.56
Tangible book value (period end) (1)	22.21	21.75	21.39	21.10	21.36
Average common shares outstanding - basic	67,263,714	67,238,005	67,214,759	67,104,828	67,486,550
Average common shares outstanding - diluted	67,355,418	67,304,442	67,269,303	67,181,756	67,587,446
Period end common shares outstanding	67,282,134	67,254,706	67,216,012	67,211,192	67,058,155
Period end preferred shares outstanding	150,000	150,000	150,000	-	-
Full time equivalent employees	2,490	2,612	2,618	2,676	2,703

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2021		2020		2020		2020		2020
Non-performing assets:
Troubled debt restructurings - accruing	$3,563		$3,927		$4,191		$5,105		$5,434
Non-accrual loans:
Troubled debt restructurings	1,768		1,828		1,818		1,339		1,571
Other non-accrual loans	32,807		35,052		35,448		34,119		32,796
Total non-accrual loans	34,575		36,880		37,266		35,458		34,367
Total non-performing loans	38,138		40,807		41,457		40,563		39,801
Other real estate and repossessed assets	393		549		738		1,212		1,083
Total non-performing assets	$38,531		$41,356		$42,195		$41,775		$40,884

Past due loans (1):
Loans past due 30-89 days	$20,602		$31,596		$17,338		$30,595		$32,805
Loans past due 90 days or more	12,824		8,846		10,170		36,903		14,287
Total past due loans	$33,426		$40,442		$27,508		$67,498		$47,092

Criticized and classified loans (2):
Criticized loans	$340,943		$362,295		$248,264		$148,580		$120,801
Classified loans	114,884		132,650		108,594		98,127		95,162
Total criticized and classified loans	$455,827		$494,945		$356,858		$246,707		$215,963

Loans past due 30-89 days / total portfolio loans (3)	0.19%		0.29%		0.16%		0.28%		0.32%
Loans past due 90 days or more / total portfolio loans	0.12		0.08		0.09		0.33		0.14
Non-performing loans / total portfolio loans	0.36		0.38		0.38		0.37		0.38
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.36		0.38		0.38		0.38		0.39
Non-performing assets / total assets	0.23		0.25		0.26		0.25		0.26
Criticized and classified loans / total portfolio loans	4.26		4.59		3.25		2.23		2.09

Allowance for credit losses
Allowance for credit losses - loans	$160,040		$185,827		$185,109		$168,475		$114,272
Allowance for credit losses - loan commitments	6,731		9,514		10,829		10,685		5,572
Provision for credit losses	(27,958)		(209)		16,288		61,841		29,821
Net loan and deposit account overdraft charge-offs	648		524		(133)		1,942		4,716
Annualized net loan charge-offs and recoveries / average loans	0.02%		0.02%		(0.00)%		0.07%		0.18%
Allowance for credit losses - loans / total portfolio loans	1.50%		1.72%		1.68%		1.52%		1.10%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.62%		1.85%		1.83%		1.65%		1.10%
Allowance for credit losses - loans / non-performing loans	4.20	x	4.55	x	4.47	x	4.15	x	2.87	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.24	x	2.29	x	2.68	x	1.56	x	1.32	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2021		2020		2020		2020		2020
Capital ratios
Tier I leverage capital	10.74%		10.51%		10.18%		9.09%		9.64%
Tier I risk-based capital	14.95		14.72		14.29		12.59		12.51
Total risk-based capital	17.58		17.58		17.18		15.33		14.83
Common equity tier 1 capital ratio (CET 1)	13.65		13.40		12.99		12.59		12.51
Average shareholders' equity to average assets	16.65		16.59		15.92		15.57		16.43
Tangible equity to tangible assets (4)	10.30		10.52		10.27		9.09		9.65
Tangible common equity to tangible assets (4)	9.39		9.58		9.33		9.09		9.65

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $823.8 million of PPP loans as of March 31, 2021.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2020	2020	2020	2020
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$70,584	$50,210	$41,305	$4,488	$23,396
Plus: after-tax restructuring and merger-related expenses (1)	672	383	2,850	370	4,080
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	71,256	50,593	44,155	4,858	27,476

Average total assets	$16,636,258	$16,546,761	$16,719,717	$16,715,211	$15,784,939

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.74%	1.22%	1.05%	0.12%	0.70%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$70,584	$50,210	$41,305	$4,488	$23,396
Plus: after-tax restructuring and merger-related expenses (1)	672	383	2,850	370	4,080
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	71,256	50,593	44,155	4,858	27,476

Average total shareholders' equity	2,770,416	2,744,936	2,662,513	2,602,938	2,594,069

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	10.43%	7.33%	6.60%	0.75%	4.26%

Return on average tangible equity:
Net income available to common shareholders	$70,584	$50,210	$41,305	$4,488	$23,396
Plus: amortization of intangibles (1)	2,288	2,628	2,643	2,658	2,665
Net income available to common shareholders before amortization of intangibles	72,872	52,838	43,948	7,146	26,061

Average total shareholders' equity	2,770,416	2,744,936	2,662,513	2,602,938	2,594,069
Less: average goodwill and other intangibles, net of def. tax liability	(1,148,171)	(1,150,184)	(1,150,549)	(1,152,856)	(1,112,327)
Average tangible equity	$1,622,245	$1,594,752	$1,511,964	$1,450,082	$1,481,742

Return on average tangible equity (annualized) (2)	18.22%	13.18%	11.56%	1.98%	7.07%

Average tangible common equity	$1,477,736	$1,450,243	$1,431,657	$1,450,082	$1,481,742
Return on average common tangible equity (annualized) (2)	20.00%	14.49%	12.21%	1.98%	7.07%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$70,584	$50,210	$41,305	$4,488	$23,396
Plus: after-tax restructuring and merger-related expenses (1)	672	383	2,850	370	4,080
Plus: amortization of intangibles (1)	2,288	2,628	2,643	2,658	2,665
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	73,544	53,221	46,798	7,516	30,141

Average total shareholders' equity	2,770,416	2,744,936	2,662,513	2,602,938	2,594,069
Less: average goodwill and other intangibles, net of def. tax liability	(1,148,171)	(1,150,184)	(1,150,549)	(1,152,856)	(1,112,327)
Average tangible equity	$1,622,245	$1,594,752	$1,511,964	$1,450,082	$1,481,742

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	18.39%	13.28%	12.31%	2.08%	8.18%

Average tangible common equity	$1,477,736	$1,450,243	$1,431,657	$1,450,082	$1,481,742
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	20.18%	14.60%	13.00%	2.08%	8.18%

Efficiency ratio:
Non-interest expense	$86,327	$88,069	$89,943	$85,502	$91,333
Less: restructuring and merger-related expense	(851)	(484)	(3,608)	(468)	(5,164)
Non-interest expense excluding restructuring and merger-related expense	85,476	87,585	86,335	85,034	86,169

Net interest income on a fully taxable equivalent basis	117,517	120,790	121,705	120,156	121,346
Non-interest income	33,208	32,705	34,612	32,860	28,009
Net interest income on a fully taxable equivalent basis plus non-interest income	$150,725	$153,495	$156,317	$153,016	$149,355
Efficiency Ratio	56.71%	57.06%	55.23%	55.57%	57.69%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$70,584	$50,210	$41,305	$4,488	$23,396
Add: After-tax restructuring and merger-related expenses (1)	672	383	2,850	370	4,080
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$71,256	$50,593	$44,155	$4,858	$27,476

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$1.05	$0.75	$0.61	$0.07	$0.35
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.01	0.01	0.05	(0.00)	0.06
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$1.06	$0.76	$0.66	$0.07	$0.41

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2021	2020	2020	2020	2020
Tangible book value per share:
Total shareholders' equity	$2,785,522	$2,756,737	$2,732,966	$2,569,521	$2,586,060
Less: goodwill and other intangible assets, net of def. tax liability	(1,146,874)	(1,149,161)	(1,150,939)	(1,151,523)	(1,154,033)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,529)	-	-
Tangible common equity	1,494,164	1,463,092	1,437,498	1,417,998	1,432,027

Common shares outstanding	67,282,134	67,254,706	67,216,012	67,211,192	67,058,155

Tangible book value per share	$22.21	$21.75	$21.39	$21.10	$21.36

Tangible common equity to tangible assets:
Total shareholders' equity	$2,785,522	$2,756,737	$2,732,966	$2,569,521	$2,586,060
Less: goodwill and other intangible assets, net of def. tax liability	(1,146,874)	(1,149,161)	(1,150,939)	(1,151,523)	(1,154,033)
Tangible equity	1,638,648	1,607,576	1,582,027	1,417,998	1,432,027
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,529)	-	-
Tangible common equity	1,494,164	1,463,092	1,437,498	1,417,998	1,432,027

Total assets	17,057,788	16,425,610	16,552,140	16,755,395	15,995,572
Less: goodwill and other intangible assets, net of def. tax liability	(1,146,874)	(1,149,161)	(1,150,939)	(1,151,523)	(1,154,033)
Tangible assets	$15,910,914	$15,276,449	$15,401,201	$15,603,872	$14,841,539

Tangible equity to tangible assets	10.30%	10.52%	10.27%	9.09%	9.65%

Tangible common equity to tangible assets	9.39%	9.58%	9.33%	9.09%	9.65%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2020	2020	2020	2020
Pre-tax, pre-provision income:
Income before provision for income taxes	$91,317	$64,557	$48,974	$4,530	$27,017
Add: provision for credit losses	(27,958)	(209)	16,288	61,841	29,821
Pre-tax, pre-provision income	$63,359	$64,348	$65,262	$66,371	$56,838

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$91,317	$64,557	$48,974	$4,530	$27,017
Add: provision for credit losses	(27,958)	(209)	16,288	61,841	29,821
Add: restructuring and merger-related expenses	851	484	3,608	468	5,164
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$64,210	$64,832	$68,870	$66,839	$62,002

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$91,317	$64,557	$48,974	$4,530	$27,017
Add: provision for credit losses	(27,958)	(209)	16,288	61,841	29,821
Add: restructuring and merger-related expenses	851	484	3,608	468	5,164
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	64,210	64,832	68,870	66,839	62,002

Average total assets	$16,636,258	$16,546,761	$16,719,717	$16,715,211	$15,784,939

Return on average assets, excluding certain items (annualized) (1) (2)	1.57%	1.56%	1.64%	1.61%	1.58%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$91,317	$64,557	$48,974	$4,530	$27,017
Add: provision for credit losses	(27,958)	(209)	16,288	61,841	29,821
Add: restructuring and merger-related expenses	851	484	3,608	468	5,164
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	64,210	64,832	68,870	66,839	62,002

Average total shareholders' equity	$2,770,416	$2,744,936	$2,662,513	$2,602,938	$2,594,069

Return on average equity, excluding certain items (annualized) (1) (2)	9.40%	9.40%	10.29%	10.33%	9.61%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$91,317	$64,557	$48,974	$4,530	$27,017
Add: provision for credit losses	(27,958)	(209)	16,288	61,841	29,821
Add: amortization of intangibles	2,896	3,327	3,346	3,365	3,374
Add: restructuring and merger-related expenses	851	484	3,608	468	5,164
Income before provision, restructuring and merger-related expenses and amortization of intangibles	67,106	68,159	72,216	70,204	65,376

Average total shareholders' equity	2,770,416	2,744,936	2,662,513	2,602,938	2,594,069
Less: average goodwill and other intangibles, net of def. tax liability	(1,148,171)	(1,150,184)	(1,150,549)	(1,152,856)	(1,112,327)
Average tangible equity	$1,622,245	$1,594,752	$1,511,964	$1,450,082	$1,481,742

Return on average tangible equity, excluding certain items (annualized) (1) (2)	16.78%	17.00%	19.00%	19.47%	17.75%

Average tangible common equity	$1,477,736	$1,450,243	$1,431,657	$1,450,082	$1,481,742
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	18.42%	18.70%	20.07%	19.47%	17.75%
(1)	Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2)	The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.